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                                                                    EXHIBIT 23.2

                        INDEPENDENT AUDITORS' CONSENT

We consent to the use of our report, dated April 8, 1994, accompanying the consolidated financial statements of Arbor National Holdings, Inc. and subsidiaries contained in this proxy statement/prospectus and the Registration Statement on Form S-4 and to the use of our name and the statements with respect to us, appearing under the headings "Selected Financial Data" and "Experts" in the proxy statement/prospectus and the Registration Statement.

December 16, 1994                              /s/ Kenneth Leventhal & Company
New York, New York